PR Contact Dolores Naney Lippert/Heilshorn & Associates dnaney@lhai.com (212) 838-3777	IR Contact Jody Burfening Lippert/Heilshorn & Associates jburfening@lhai.com (212) 838-3777

FOR IMMEDIATE RELEASE
GlobalOptions Group Announces Second Quarter Results

Achieves Positive EBITDAS of $0.4 Million

NEW YORK, August 12, 2008 - GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk mitigation and management services, today announced results for the second quarter and six months ended June 30, 2008.

Revenue for the second quarter was $26.3 million, as compared with $22.5 million for the same period in 2007. EBITDAS (earnings before interest, taxes, depreciation, amortization and stock-based compensation expense) was $0.4 million compared to a loss of $9.0 million for the second quarter of 2007. Operating loss for the quarter was $1.9 million versus an operating loss of $10.8 million for the second quarter of last year. Net loss for the second quarter was $2.0 million, or $(.20) per share, on 9.7 million weighted average shares versus $11.0 million, or $(3.87) per share, for the second quarter of 2007 on 2.8 million weighted average shares. The change in weighted average shares outstanding reflects principally the Company’s 2007 equity restructuring for 2.2 million shares and the Company’s October 2007 secondary public offering of 4.5 million shares.

For the first six months of 2008, GlobalOptions reported revenue of $47.8 million, versus $43.9 million in the same period last year. The operating loss was $6.2 million for the six months ended June 30, 2008, as compared with $13.6 million in 2007. Net loss for the period was $6.3 million, or $(0.65) per share, versus a net loss of $13.5 million, or $(4.94) per share for 2007.

“During the second quarter, the GlobalOptions team capitalized on its multi-prong business development initiatives to win numerous projects, varying in size, across our target industry sectors - transportation, higher education, insurance, medical and governmental entities,” said Dr. Harvey W. Schiller, Chairman and CEO of GlobalOptions Group. “As a result of these initiatives and by operating with a more streamlined cost structure, we delivered on our goal of turning EBITDAS positive in the second quarter.

“During the second half of 2008, we intend to maintain our business momentum through aggressive cross-selling of our expertise in disaster preparedness services, fraud detection and prevention and security consulting and investigations along with, advancing master service programs and further penetrating our target sectors. With our sales and marketing engine accelerating, we are on track to achieve positive earnings in the fourth quarter and to produce revenue in the range of $105 to $115 million for the year,” added Dr. Schiller.

Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDAS (EBITDA before stock based compensation expense), which is a non-GAAP measure. EBITDAS is determined by taking the net loss and adding back amortization of intangible assets, depreciation and amortization of property and equipment, stock based compensation expense and interest expense (income), net. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors because this metric provides a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to measure operations of the company and the performance of senior management. A reconciliation to comparable GAAP measures is available in the accompanying schedule. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call
GlobalOptions Group will host an earnings conference call at 10:00 a.m. Eastern on August 12. During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the Company’s performance and financial results. The telephone number for the conference call is 888-634-9408. A live webcast of the call will also be available on the company's website, www.GlobalOptions.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID #56200054. The encore recording will be available two hours after the conference call has concluded.

GlobalOptions Group

GlobalOptions Group, with headquarters in New York City and offices in 16 cities, is a provider of high-end risk assessment and mitigation services to Fortune 1000 corporations, governmental organizations and high-profile individuals throughout the world. GlobalOptions Group’s services currently include risk management and security, investigations and litigation support, and crisis management. These engagements take GlobalOptions Group staff around the world and are typically highly-sensitive engagements where GlobalOptions Group is interacting with senior leaders in corporations and governments. Its overall mission is to identify, evaluate, assess, prevent and correct issues that may threaten people, organizations or strategic initiatives for corporations or governments. Additional information can be found at www.globaloptionsgroup.com.

Statements in this press release regarding the company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including the successful integration of acquired businesses and revenue run rates.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group’s' filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(dollars in thousands, except share data)

ASSETS	June 30,	December 31,
	2008	2007
	(unaudited)
Current assets:
Cash and cash equivalents	$4,861	$4,426
Accounts receivable, net of allowance for doubtful
accounts of $2,857 at June 30, 2008 and $2,459 at December 31, 2007	23,209	25,213
Inventories	2,277	2,326
Prepaid expenses and other current assets	796	792

Total current assets	31,143	32,757

Property and equipment, net	5,625	5,570
Intangible assets, net	8,634	7,270
Goodwill	19,768	19,768
Security deposits and other assets	553	578

Total assets	$65,723	$65,943

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$3,581	$-
Notes payable	498	800
Obligation to issue common stock	-	2,160
Accounts payable	5,867	5,723
Deferred revenues	622	543
Accrued compensation and related benefits	2,982	3,740
Other current liabilities	2,236	2,170

Total current liabilities	15,786	15,136

Long-term liabilities:
Notes payable, less current portion	-	396
Other long-term obligations	1,918	454
Total long-term liabilities	1,918	850

Total liabilities	17,704	15,986

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 14,900,000 shares authorized;
no shares issued or outstanding	-	-
Series D convertible preferred stock, voting, $0.001 par value, 100,000 shares authorized,
55,388.37 shares issued and outstanding, liquidation preference $ 0	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized;
10,027,317 shares issued and 10,023,454 shares outstanding at June 30, 2008, and
9,660,269 shares issued and outstanding at December 31, 2007	10	10
Additional paid-in capital	106,960	102,537
Accumulated deficit	(58,934)	(52,590)
Treasury stock; at cost, 3,863 and 0 shares at June 30, 2008 and December 31, 2007, respectively	(17)	-
Total stockholders' equity	48,019	49,957
Total liabilities and stockholders' equity	$65,723	$65,943

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues	$26,254	$22,466	$47,753	$43,854

Cost of revenues	15,107	12,578	27,473	24,354
Gross profit	11,147	9,888	20,280	19,500

Operating expenses:

Selling and marketing	2,718	8,509	5,220	10,900

General and administrative	10,306	12,194	21,302	22,231

Total operating expenses	13,024	20,703	26,522	33,131

Loss from operations	(1,877)	(10,815)	(6,242)	(13,631)

Other income (expense):

Interest income	6	14	22	252

Interest (expense)	(100)	(179)	(124)	(205)

Other income	-	-	-	100

Other income (expense), net	(94)	(165)	(102)	147

Net loss	$(1,971)	$(10,980)	$(6,344)	$(13,484)

Basic and diluted net loss per share	$(0.20)	$(3.87)	$(0.65)	$(4.94)

Weighted average number of common shares
outstanding - basic and diluted	9,665,991	2,834,100	9,697,337	2,729,542

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Information
(Unaudited)
(dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
EBITDAS

Net loss (GAAP)	$(1,971)	$(10,980)	$(6,344)	$(13,484)
Add back the following items:
Depreciation and amortization of property and equipment	346	290	679	457
Amortization of intangible assets	767	698	1,448	1,404
Stock-based compensation expense	1,171	785	2,263	1,738
Interest (income) expense, net	94	165	102	(47)
EBITDAS	$407	$(9,042)	$(1,852)	$(9,932)